Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-120036) on Form S-8 of Calamos Asset Management, Inc. of our reports dated March 14, 2013, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Calamos Asset Management, Inc. for the year ended December 31, 2012.

/s/ McGladrey LLP

Chicago, Illinois
March 14, 2013